Exhibit 10.64(a)

First Amendment to the

Advanced Micro Devices, Inc. Executive Investment Account Plan

The Advanced Micro Devices, Inc. Executive Investment Account Plan (Plan) shall be amended as follows:

Effective as of November 11, 2003, Appendix A to the Plan shall be amended to add the following additional four plans and percentage limitations.

“3.	Director Sales Plan - 100%

4.	Vice President Sales Plan – 100%

5.	Group Success Unit Plan – 100%”

ADVANCED MICRO DEVICES, INC. ADMINISTRATIVE COMMITTEE

By:	/s/ Reid Linney

By:	/s/ Kelly Smales

By:	/s/ Mike Woollems

By:

By:

Dated: February 24, 2004

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